Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT

Dated as of August 13, 2010

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among AON CORPORATION, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

1.             The Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein; and

2.             The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2.  Amendments to the Credit Agreement.  (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

(i)            The definition of “Cananwill Securitization” is hereby amended and restated in its entirety to read as follows:

““Cananwill Securitization” means each of (i) the Second Amended and Restated Purchase Agreement, dated as of March 30, 2001, by and among Cananwill Premium Credit Trust, Cananwill Corporation, the Borrower, the Purchasers and Managing Agents listed on the signature pages thereto and JP Morgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Administrative Agent, (ii) the Receivables Purchase Agreement, dated as of December 11, 2002, by and among Cananwill Canada Limited, the Borrower and CIBC Mellon Trust Company, in its capacity as Trustee of Plaza Trust, (iii) the Amended and Restated Receivables Purchase Agreement, dated as of December 19, 2002, by and among Cananwill Receivables Purchase Facility, L.L.C., Cananwill Europe Limited, the Borrower, the Purchasers and Managing Agents listed on the signature pages thereto and JP Morgan Chase Bank, N.A. (successor by merger to Bank One, NA), as administrative agent and (iv) the Receivables

Facilities Agreement, dated as of December 20, 2001, by and among Abel Tasman Holdings Pty Limited, Cananwill Australia Pty Limited, Cananwill, Inc. and ABN AMRO Asset Management (Australia) Limited, in each case as the same may be modified, amended or supplemented from time to time, provided that such modification, amendment or supplement does not change the fundamental nature thereof.”

(ii)           The definition of “Consolidated Adjusted EBITDA” is hereby amended and restated in its entirety to read as follows:

““Consolidated Adjusted EBITDA” means, for any Measurement Period, Consolidated Net Income for such period plus, (a) to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business, (vi) the Transaction Costs and (vii) non recurring cash charges incurred for such period in connection with the Merger in an amount not to exceed $50,000,000 in the aggregate during the term of this Agreement minus (b) to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis; provided that, notwithstanding the foregoing provisions of this definition, no amounts shall be added pursuant to clauses (i) through (v) for any losses, costs, expenses or other charges resulting from the settlement of any Disclosed Claims or any payments in respect of any judgments or other orders thereon or any restructuring or other charges in connection therewith or relating thereto.”

(iii)          The definition of “Consolidated Leverage Ratio” is hereby amended to add the following proviso at the end thereof: “; provided that in the event that the Senior Notes are issued prior to the Term Loan Closing Date and the proceeds thereof are held in escrow pursuant to arrangements reasonably satisfactory to the administrative agent under the Term Loan Agreement, the outstanding principal amount of the Senior Notes for the purpose of determining the Consolidated Leverage Ratio at any time prior to the Term Loan Closing Date shall be deemed to be the excess (if any) of the outstanding principal amount of the Senior Notes over the escrowed proceeds thereof”.

(iv)          The definition of “Euro Facility” is hereby amended and restated in its entirety to read as follows:

““Euro Facility” means the €650,000,000 Facility Agreement dated as of February 7, 2005 by and among the Borrower, the Subsidiaries of the Borrower party thereto, Citibank International plc, as agent, and the financial institutions parties thereto as lenders, as the same may be supplemented, modified and amended from time to time, provided that, in each case, the principal amount of the credit committed thereunder is not increased without the consent of the Required Lenders except as contemplated by Section 6.19(b).”

(v)           The definition of “Reportable Event” is hereby amended to insert immediately following the reference to “Section 412” the following: “or 430”.

(vi)          The following new defined terms are hereby inserted in the appropriate alphabetical order:

“Bridge Credit Agreement” means the Senior Bridge Term Loan Credit Agreement dated on or about the First Amendment Effective Date among the Borrower, Credit Suisse AG, as administrative agent, and the lenders and agents party thereto as it may be amended or modified and in effect from time to time to the extent permitted hereunder.

“Bridge Loans” means the “Loans” as defined in the Bridge Credit Agreement.

“Company” means Hewitt Associates, Inc., a Delaware corporation.

“FATCA” means Section 1471 through 1474 of the Code, as in effect on the First Amendment Effective Date, and any applicable Treasury regulations or published administrative guidance promulgated thereunder.

“First Amendment Effective Date” means August 13, 2010.

“Merger” means the merger of Merger Sub with and into the Company pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated July 11, 2010 among the Borrower, Merger LLC, Merger Sub and the Company.

“Merger Cash Consideration” means an aggregate amount of approximately $2,450,000,000 in cash to be paid to the equity holders of the Company pursuant to the Merger Agreement.

“Merger Consideration” means the Merger Cash Consideration and the Merger Equity Consideration.

“Merger Equity Consideration” means the shares of common stock of the Borrower to be delivered to the equity holders of the Company pursuant to the Merger Agreement.

“Merger LLC” means Alps Merger LLC, a Delaware limited liability company and a wholly owned subsidiary of the Borrower.

“Merger Sub” means Alps Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Borrower.

“Senior Notes” means the up to $1,500,000,000 in aggregate principal amount of senior unsecured notes of the Borrower issued in a public offering or in a Rule 144A or other private placement.

“Subsequent Merger” the merger of the surviving corporation in the Merger with and into Merger LLC, with Merger LLC surviving as a Wholly Owned Subsidiary of Borrower.

“Term Loan Agreement” means the Three-Year Term Credit Agreement dated on or about the First Amendment Effective Date among the Borrower, Credit Suisse AG, as administrative agent, and the lenders and agents party thereto as it may be amended or modified and in effect from time to time to the extent permitted hereunder.

“Term Loan Closing Date” means the “Closing Date” as defined in the Term Loan Agreement.

“Transactions” means (i) the Merger and the Subsequent Merger, including the payment of the Merger Consideration, (iii) the execution, delivery and performance of the Term Loan Agreement, (iv) the execution, delivery and performance of the Bridge Credit Agreement, (v) the issuance of the Senior Notes, and, to the extent the Borrower is unable to issue the Senior Notes on or prior to the date the Merger is consummated, the funding of the Bridge Loans and the application of the proceeds thereof and (vi) payment of the Transaction Costs.

“Transactions Costs” means fees and expenses in an aggregate amount not to exceed $50,000,000 in connection with the Transactions.

(b)           Clause (a)(iv) of Section 3.5 of the Credit Agreement is hereby amended to insert immediately following the words “evidencing payment thereof” the following: “, or other evidence reasonably acceptable to the Administrative Agent,”.

(c)           Clause (d) of Section 3.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)         Each Lender that is not incorporated or otherwise organized under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date of this Agreement (or, in the case of a Lender who becomes a party hereto after the date of this Agreement, the date it becomes a party hereto), deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or W-8IMY (and any required attachments), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.  Each Non-U.S. Lender further undertakes, to the extent lawful at such time, to deliver to each of the Borrower and the Administrative Agent (i) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (ii) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent.  In addition, each Non-US Lender shall deliver to the Administrative Agent and the Borrower any documents as shall be prescribed by applicable law or otherwise reasonably requested to demonstrate that payments to such Lender under this Agreement and the other Loan Documents are exempt from any United States federal withholding tax imposed pursuant to FATCA.  All forms or amendments described in the preceding two sentences shall certify that such Lender is entitled to receive payments of interest under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred after the date it became a Lender hereunder and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments of interest without any deduction or withholding of United States federal income tax.  For purposes of this Section 3.5(d), each change of a Lender’s Lending Installation in accordance with Section 2.17 shall be treated as though such Lending Installation became a party hereto on the date of such change of Lending Installation.”

(d)           Clause (e) of Section 3.5 of the Credit Agreement is hereby amended to insert immediately following the word “form” in each instance where it appears the following: “or other document”.

(e)           Section 3.5 of the Credit Agreement is hereby amended to add the following clause (h) as the last clause thereof:

“(h)         Each Lender that is not a Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent, in the case of any Lender that becomes a party hereto after the First Amendment Effective Date, on or prior to the date on which such Lender becomes a Lender under this Agreement, and in the case of each Lender, from time to time upon the request of the Borrower or the Administrative Agent, executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements.”

(f)            The second sentence of Section 5.3 of the Credit Agreement is hereby amended (i) to delete the words “execution and delivery” and to substitute the phrase “execution, delivery and performance” therefor and (ii) to delete the words “or any other transaction contemplated in the Loan Documents”.

(g)           The first sentence of Section 5.4 of the Credit Agreement is hereby amended (i) to delete the “,” immediately following the reference therein to “any of the Loan Documents” and to substitute the word “or” therefor and (ii) to delete the words “or any other transactions contemplated in the Loan Documents”.

(h)           The first sentence of Section 5.14 of the Credit Agreement is hereby amended to delete the phrase “or which restricts or imposes conditions on the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Borrower or (c) repay loans or advances from the Borrower”.

(i)            Clause (e) of Section 6.1(e) of the Credit Agreement is hereby amended to insert the following proviso at the end thereof:

“; provided that no such notice shall be required to be given unless such Termination Event could reasonably be expected to result in liabilities of the Borrower in excess of $25,000,000.”

(j)            Clause (a)(i) of Section 6.4 of the Credit Agreement is hereby amended to insert immediately following the words “as now conducted by the Borrower and its Subsidiaries” the following: “or the Company and its Subsidiaries”.

(k)           Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.15         Restrictive Agreements.  The Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly prohibits, or has the effect of prohibiting, or imposes materially adverse conditions upon, the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock to the Borrower or any other Subsidiary, (ii) make loans or advances to the Borrower or any other Subsidiary or (iii) repay loans or advances from the Borrower or any other Subsidiary, except (A) restrictions and limitations imposed by Law or by the Loan Documents, (B) customary restrictions and limitations contained in agreements relating to the sale of a Subsidiary or its assets that is permitted hereunder, (C) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary becomes a Subsidiary not created in contemplation of or in connection with such Subsidiary becoming a Subsidiary (or any refinancing or amendment thereof that does not result in a materially more restrictive restriction or condition); provided that such restrictions and conditions apply only to such Subsidiary and its respective Subsidiaries, (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, customary restrictions and conditions imposed by its organizational documents or any joint venture or similar agreement, (E) solely for the first 60 days following the Term Loan Closing Date, restrictions set forth in any indenture, agreement, instrument or other arrangement to which the Company or any of its Subsidiaries is party as of the First Amendment Effective Date and (F)

any other restrictions that could not reasonably be expected to impair the Borrower’s ability to repay the Obligations as and when due.”

(l)            Clause (c) of Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “(c)  [Reserved];”.

(m)          Clause (f) of Section 6.16 of the Credit Agreement is hereby amended to delete the word “consolidated” in each instance where it appears and substitute therefor the word “Consolidated”.

(n)           Clause (b) of Section 6.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)         Indebtedness under the Euro Facility, and any renewal and refinancing thereof, provided (i) that the committed amount thereof is not increased to an aggregate amount greater than €850,000,000 and (ii) no other Subsidiary (other than a Subsidiary that becomes a borrower thereunder) becomes obligated in respect thereof;”

(o)           Clause (e) of Section 6.19 of the Credit Agreement is hereby amended to delete the “,” immediately following the words “any renewal and refinancing thereof” and to substitute therefor the following: “(including any other Subsidiary becoming a primary obligor in respect thereof);”.

SECTION 3.  Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and to each of the Lenders, as of the date hereof (as defined below), that:

(a)  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action.  This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties of the Borrower set forth in the Credit Agreement, after giving effect to this Amendment, and the other Loan Documents are true and correct on and as of the date hereof, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(c)  On and as of the date hereof, after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 4.  Effectiveness.  This Amendment shall become effective as of the date hereof so long as the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower and Lenders constituting at least the Required Lenders.

SECTION 5.  Effect of Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)           On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.  Applicable Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.  Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

AON CORPORATION,

By		/s/ Christa Davies
	Name:	Christa Davies
	Title:	CFO

CITIBANK, N.A., individually and as Administrative Agent,

By		/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.

by		/s/ Melvin D. Jackson
	Name:	Melvin D. Jackson
	Title:	Vice President

ROYAL BANK OF CANADA

by		/s/ Tim Stephens
	Name:	Tim Stephens
	Title:	Authorized Signatory

The Royal Bank of Scotland PLC

by		/s/ Joseph Lux
	Name:	Joseph Lux
	Title:	Managing Director

Wells Fargo Bank, National Association

by		/s/ Casey Connelly
	Name:	Casey Connelly
	Title:	Vice President

Bank of America, N.A.

by		/s/ Scott W. Reynolds
	Name:	Scott W. Reynolds
	Title:	Vice President

Credit Suisse AG, Cayman Islands Branch

By		/s/ Jay Chall
	Name:	Jay Chall
	Title:	Director

By		/s/ Kathrin Marti
	Name:	Kathrin Marti
	Title:	Assistant Vice President

Deutsche AG New York Branch

by		/s/ John S. McGill
	Name:	John S. McGill
	Title:	Director

By		/s/ Robert Chesley
	Name:	Robert Chesley
	Title:	Director

Name of Institution: Fifth Third Bank

By		/s/ Kim Puszczewicz
	Name:	Kim Puszczewicz
	Title:	Vice President

Name of Institution: GOLDMAN SACHS BANK USA

By		/s/ Allison O’Connor
	Name:	Allison O’Connor
	Title:	Authorized Signatory

Name of Institution: MORGAN STANLEY BANK, N.A.

by		/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

State Street Bank and Trust Company

by		/s/ Deirdre M. Holland
	Name:	Deirdre M. Holland
	Title:	Vice President

Name of Institution: THE BANK OF NOVA SCOTIA

by		/s/ David Mahmood
	Name:	David Mahmood
	Title:	Managing Director

Name of Institution: The Northern Trust Company

By		/s/ Chris McKean
	Name:	Chris McKean
	Title:	Vice President

Name of Institution: UBS LOAN FINANCE LLC

by		/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

Name of Institution: UBS LOAN FINANCE LLC

By		/s/ April Varner-Nanton
	Name:	April Varner-Nanton
	Title:	Director